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Helius Medical Technologies Selects Key Tronic Corporation as its Commercial Contract Manufacturing Partner

NEWTOWN, PA – January 5, 2018 – Helius Medical Technologies, Inc. (TSX: HSM and HSM.WT and OTCQB: HSDT) (“Helius” or the “Company”), a medical technology company focused on neurological wellness, announced today that it has completed its competitive selection process and has contracted with Key Tronic Corporation (“Key Tronic”) as its commercial contract manufacturing partner for the Portable Neuromodulation Stimulator (“PoNS”). Helius intends to submit applications for marketing clearance of the PoNS™ in the US and internationally in the first half of 2018.

The commercial design of the PoNS will be manufactured and assembled at Key Tronic’s facilities located in Oakdale, Minnesota. Key Tronic leverages decades of experience in manufacturing medical devices, a 1.6 million square foot global manufacturing footprint and a multi-disciplinary team necessary to optimize manufacturing of the PoNS device.

“The execution of a commercial contract manufacturing agreement is a critical step for Helius in its efforts to obtain marketing clearance for the PoNS device, and we look forward to continuing our partnership with Key Tronic,” said Joyce LaViscount, CFO/COO of Helius. “This partnership has developed over the last several years, as Key Tronic has proven to be a reliable supplier and partner during previous phases of PoNS’ product development and clinical manufacturing as they were subcontractors for the clinical mouthpiece builds. Key Tronic has also played an integral role in planning and transferring the Company’s scaled manufacturing efforts over the previous 6 months and we are confident in their ability to lead commercial manufacturing, balancing our company’s need for quality and cost control.”

“We are pleased to be selected by Helius for the commercial manufacture of the PoNS device,” added Craig Gates, president and chief executive officer of Key Tronic. “Our Oakdale facility is very well matched to manufacture developing medical products.”

About PoNS™ Therapy

The PoNSTM is an investigational, non-invasive, medical device designed to deliver neurostimulation through the tongue. Clinical research has shown that electrical stimulation of the tongue activates two major cranial nerves – the trigeminal nerve and the facial nerve. Electrical stimulation of these cranial nerves creates a flow of neural impulses that are then delivered directly into the brain stem and cerebellum. PoNSTM Therapy combines the use of the PoNSTM device with physical therapy. The Company has completed its clinical trials for balance disorder in patients with mild to moderate Traumatic Brian Injury (TBI) and plans to submit applications for marketing authorization in the US and other jurisdictions for the PoNS device in [the first half of] 2018. Additional trials in multiple sclerosis, stroke and cerebral palsy have shown promising results and provide support for pursuing additional indications for use.

About Helius Medical Technologies, Inc.

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Helius Medical Technologies is a medical technology company focused on neurological wellness. Helius seeks to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself.  Helius intends to file for FDA clearance for the PoNS™ device.  For more information, please visit www.heliusmedical.com.

About Key Tronic Corporation

Key Tronic specializes in PCB assembly, plastic molding, precision metal stamping, fabrication and finishing, and full product assembly, with products ranging from simple consumer devices to complex, high-end commercial and industrial electromechanical products. Headquartered in Spokane Valley, Washington, Key Tronic was founded in 1969 as an OEM manufacturer and later transitioned to be a premier electronic manufacturing service (EMS) provider in numerous industries, including the medical device industry with the in-depth technical, quality and regulatory knowledge needed to develop and manufacture sophisticated medical products. To ensure success, the company provides their customers and unparalleled level of customer service.  They are small enough to be nimble, flexible and responsive while still providing the combination of world-class pricing and off-shore manufacturing normally available from only much larger EMS providers.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws (“forward-looking statements”).

All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include, among others, statements regarding ongoing or planned clinical research, expected future development timelines, regulatory submissions and approvals or other business initiatives and objectives.

Forward-looking statements are often identified by terms such as “estimate” “intend” and similar expressions.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the failure of the Company to achieve its business objectives and other risks detailed from time to time in the filings made by the Company with securities regulators.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials,

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including its Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com.

The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

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HELIUS CONTACTS:

Investor Relations:

Josh Berg, 415-205-7891
info@heliusmedical.com